Exhibit 99.1

Astrotech Reports First Quarter of Fiscal Year 2026 Financial Results

AUSTIN, Texas, Nov. 12, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the first quarter of fiscal year 2026, which ended September 30, 2025.

Financial Highlights & Recent Developments

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Revenue increased to $297 thousand or 35% in the first quarter of fiscal year 2026 as compared to the fourth quarter of fiscal year 2025 as Astrotech’s subsidiary, 1st Detect, had more grant revenue and sold more consumables compared to prior quarter.

●	As of September 30, 2025, the Company has deployed the TRACER 1000 in approximately 34 locations in 16 countries across the United States, Europe and Asia.

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On August 18, 2025, the Company announced that the Board of Directors of the Company had appointed Mr. Nihanth Badugu as Chief Operating Officer of the Company and its subsidiaries, effective as of August 13, 2025.

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Astrotech’s consolidated balance sheet consisted of $13.9 million in cash and cash equivalents and liquid investments, which is anticipated to support the Company’s research and development, organic growth, and potential acquisition targets.

“The start of fiscal year 2026 has brought exciting progress in our dynamic global served markets, including transportation and cargo screening, narcotics and explosives detection, environmental testing and industrial controls. We believe that our solutions provide more precise results, extensive reference libraries, rapid cycle time and simplified operating procedures – creating reliable, field-ready solutions with minimal training or maintenance required,” said Thomas B. Pickens, III, Astrotech’s Chairman and Chief Executive Officer.

“Accordingly, our sales team is working a growing number of opportunities as customers increasingly understand the business benefits of our mass spectrometry and gas chromatography systems applied to their specific business needs on-site and in real-time. We have now expanded to opportunities across the Americas, Europe and Asia with our 1st Detect explosive trace detectors and narcotic trace detectors systems. Additionally, our EN-SCAN environmental testing solutions are generating strong traction to support field monitoring and remediation requirements, which we believe will create new ways for customers to reduce operating costs and improve response times. We believe this activity represents a strong platform for sales acceleration in 2026 as we aim to commence revenue growth and global scaling.”

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Each subsidiary leverages Astrotech’s core technology to serve specialized markets:

●	1st Detect develops, manufactures, and markets trace detection systems for security and narcotics screening applications.
●	AgLAB designs process analyzers tailored to the agriculture industry.
●	Pro-Control produces solutions for in-situ chemical process control in industrial manufacturing.
●	BreathTech is advancing a breath analysis platform to detect volatile organic compounds (VOCs) associated with infections and critical health conditions.
●	EN-SCAN, Inc. delivers portable, ruggedized environmental testing solutions that integrate gas chromatography and mass spectrometry for use in challenging field environments.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

Scott Bartley

Interim Chief Financial Officer, Astrotech Corporation

(512) 485-9530

Investor Contact:

Matt Kreps

Managing Director, Darrow Associates

(214) 597-8200 mkreps@darrowir.com

Financial tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Revenue	$297	$34
Cost of revenue	109	25
Gross profit	188	9
Operating expenses:
Selling, general and administrative	1,780	1,688
Research and development	1,944	1,949
Total operating expenses	3,724	3,637
Loss from operations	(3,536)	(3,628)
Other income and expense, net	71	350
Net loss	$(3,465)	$(3,278)
Weighted average common shares outstanding:
Basic and diluted	1,673	1,631
Basic and diluted net loss per common share:
Net loss per common share	$(2.07)	$(2.01)
Other comprehensive loss, net of tax:
Net loss	$(3,465)	$(3,278)
Available-for-sale securities:
Net unrealized gain (loss)	148	316
Total comprehensive loss	$(3,317)	$(2,962)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	June 30,
	2025	2025
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$2,646	$3,100
Short-term investments	11,290	15,108
Accounts receivable	354	485
Contract Asset	—	—
Inventory, net:
Raw materials	2,342	2,194
Work-in-process	286	425
Finished goods	454	310
Prepaid expenses and other current assets	821	353
Total current assets	18,193	21,975
Property and equipment, net	2,606	2,395
Intangible asset, net	50	48
Operating lease right-of-use assets, net	2,044	2,225
Other assets, net	347	346
Total assets	$23,240	$26,989
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$613	$1,066
Payroll related accruals	534	529
Accrued expenses and other liabilities	328	451
Lease liabilities, current	384	405
Total current liabilities	1,859	2,451
Accrued expenses and other liabilities, net of current portion	134	164
Lease liabilities, net of current portion	2,160	2,274
Total liabilities	4,153	4,889
Commitments and contingencies (Note 14)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at September 30, 2025, and June 30, 2025	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at September 30, 2025, and June 30, 2025, respectively; 1,769,269 shares issued at September 30, 2025, and June 30, 2025, respectively; 1,758,953 and 1,701,729 shares outstanding at September 30, 2025, and June 30, 2025, respectively	190,643	190,643
Treasury shares, 10,316 at September 30, 2025, and June 30, 2025, respectively	(119)	(119)
Additional paid-in capital	83,614	83,310
Accumulated deficit	(254,335)	(250,870)
Accumulated other comprehensive loss	(716)	(864)
Total stockholders’ equity	19,087	22,100
Total liabilities and stockholders’ equity	$23,240	$26,989

Note: The balance sheet at June 30, 2025 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.